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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JULY 17, 2001
Date of Report (Date of earliest event reported)

SANGAMO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Canal Blvd, Suite A100
Richmond, California 94804
(Address of principal executive offices and zip code)

(510) 970-6000
(Registrant's telephone number, including area code)

This Form 8-K/A amends the Form 8-K filed on July 17, 2001 to include the required financial statements and pro forma financial information and exhibits.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 4, 2001, Sangamo BioSciences, Inc. completed its acquisition of Gendaq Limited. Further details are contained in Sangamo's press release dated July 5, 2001 attached as an exhibit hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)
FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Attached hereto are the audited profit and loss accounts of Gendaq Ltd. for the year ended December 31, 2000 and the period to December 31, 1999, the balance sheets as of December 31, 2000 and 1999 and the cash flow statements for the year ended December 31, 2000 and the period to December 31, 1999.

    Attached hereto are the unaudited balance sheet of Gendaq Ltd. as of June 30, 2001, the profit and loss accounts for the three and six-month periods ended June 30, 2001 and 2000, and the unaudited cash flow statements for the six-month periods ended June 30, 2001 and 2000.

(b)
PRO FORMA FINANCIAL INFORMATION.

    Attached hereto are the unaudited pro forma condensed combined balance sheet of Sangamo BioSciences, Inc. as of June 30, 2001, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000,and for the six months ended June 30, 2001 based on Sangamo BioSciences, Inc.'s historical financial statements as adjusted to give effect to the acquisition of Gendaq Ltd.

(c)
THE FOLLOWING EXHIBITS ARE FILED HEREWITH AND INCORPORATED HEREIN BY REFERENCE:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
2.1+	Agreement for the sale and purchase of all the issued share capital of Gendaq Limited between Sangamo BioSciences, Inc. and certain shareholders of Gendaq Limited, dated June 28, 2001.
23.1	Consent of Arthur Andersen
99.1+	Press Release of Sangamo BioSciences, Inc. dated July 5, 2001

+ Previously filed with the Company's Form 8-K filed on July 17, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.
Dated: August 17, 2001	By:	/s/ EDWARD O. LANPHIER II Edward O. Lanphier II President, Chief Executive Officer
/s/ SHAWN K. JOHNSON Shawn K. Johnson Senior Director of Finance Principal Accounting Officer

To the Board of Directors of Gendaq Limited:

    We have audited the accounts of Gendaq Limited ("the Company") on pages 2 to 16 which have been prepared under the historical cost convention and the accounting policies set out on pages 8 and 9. As explained in note 1(b) the accounts have not been prepared for the purposes of Section 226 of the Companies Act 1985.

Respective responsibilities of directors and auditors

    The Company's directors are responsible for preparing the accounts in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by Statute, the Auditing Practices Board and by our profession's ethical guidance. It is our responsibility to report our opinion to you as to whether the accounts give a true and fair view.

Basis of opinion

    We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board and with Auditing Standards generally accepted in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Opinion

    In our opinion the accounts give a true and fair view of the state of affairs of the Company at December 31, 2000 and December 31, 1999 and of the Company's loss and cash flows for the year ended December 31, 2000 and the period ended December 31, 1999 in conformity with generally accepted accounting standards in the United Kingdom.

Reconciliation to US GAAP

    Accounting practices used by the Company in preparing the accompanying accounts conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences, a reconciliation of net loss and shareholders' equity to generally accepted accounting principles in the United States is set forth in Note 22.

Arthur Andersen
Chartered Accountants
Cambridge
England

    June 27, 2001 (except for the cash flow statement, associated notes 15, 16 and 17, the US GAAP reconciliation in note 22 and the post balance sheet events set out in note 19 for which the date is August 17, 2001).

Profit and loss account

	Notes	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Turnover	2	14,348	42,553
Operating expenses	3	(1,043,538)	(254,288)

Operating loss		(1,029,190)	(211,735)
Finance charges (net)	4	18,581	1,426

Loss on ordinary activities before taxation	5	(1,010,609)	(210,309)
Tax on loss on ordinary activities	7	(8,000)	—

Loss on ordinary activities after taxation, being retained loss for the period	13	(1,018,609)	(210,309)

The accompanying notes are an integral part of this profit and loss account.

There are no recognised gains or losses in the year other than the loss for the period, therefore no statement of recognised gains and losses has been included.

The Company's results are all derived from continuing activities.

Balance Sheet

	Notes	December 31, 2000 £	December 31, 1999 (Note 21) £
Fixed assets
Tangible assets	8	267,080	5,105

Current assets
Debtors	9	71,373	45,338
Cash at bank and in hand		271,895	129,383

		343,268	174,721
Creditors: Amounts falling due within one year	10	(392,462)	(136,385)

Net current (liabilities) assets		(49,194)	38,336

Total assets less current liabilities		217,886	43,441
Creditors: Amounts falling due after more than one year	11	(193,051)	—

Net assets		24,835	43,441

Capital and reserves
Called-up share capital	12	8,405	6,250
Share premium account	13	1,245,348	247,500
Profit and loss account	13	(1,228,918)	(210,309)

Shareholders' funds—all equity	14	24,835	43,441

The accompanying notes are an integral part of this balance sheet.

Cash flow statement

	Notes	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Net cash outflow from operating activities	15	(921,993)	(117,111)
Returns on investments and servicing of finance	16	18,581	1,426
Capital expenditure and financial investment	16	(4,530)	(8,682)

Cash outflow before financing		(907,942)	(124,367)
Financing	16	986,912	253,750

Increase in cash in the period	17	78,970	129,383

The accompanying notes are an integral part of this cash flow statement.

Notes to the accounts

1 Accounting policies

    The principal accounting policies, all of which have been applied consistently throughout the year and the previous period are as follows:

a) Basis of accounting

    The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards.

b) Basis of preparation

    The accounts have been prepared under United Kingdom generally accepted accounting principles (UK GAAP). A reconciliation of net loss and shareholders' equity from UK GAAP to United States generally accepted accounting principles (US GAAP) as well as a summary of significant differences is set out in Note 22.

    The accounts do not constitute statutory accounts within the meaning of S240 of the Companies Act 1985.

c) Research and development

    Research and development expenditure is written off as incurred.

d) Tangible fixed assets

    Tangible fixed assets are shown at cost, net of depreciation and any provision for impairment.

    Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, of each asset on a straight line basis over its expected useful life as follows:

    Plant and machinery                          33.3% per annum

    Residual value is calculated on prices prevailing at the date of acquisition.

e) Turnover

    Turnover comprises the value of contract research services provided by the Company. The Company also recognises contributions received towards research costs as turnover.

f) Government grants

    Government grants related to tangible fixed assets are treated as deferred income and released to the profit and loss account over the expected useful lives of the assets concerned. Other grants are credited to the profit and loss account as the related expenditure is incurred.

g) Leases

    Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease term and their useful lives. The capital element of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the lease to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

    Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight-line basis over the lease term, except where the year to the review date on which the rent is first expected to be adjusted to the prevailing market rate is shorter than the full term lease, in which case the shorter period is used.

h) Taxation

    UK corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

    Deferred tax is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced.

2 Turnover

    Turnover in the year to December 31, 2000 relates to a contribution towards research costs from the European Union. Turnover in the period to December 31, 1999 relates to the value of contract research services undertaken by the Company.

3 Operating expenses

	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Administrative expenses	280,252	125,196
Research and development costs	763,286	129,092

	1,043,538	254,288

4 Finance charges (net)

	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Investment income
Other interest receivable and similar income	26,470	1,426

Interest payable and similar charges
Bank loans and overdrafts	290	—
Finance leases and hire purchase contracts	7,599	—

	7,889	—

Finance charges (net)	18,581	1,426

5 Loss on ordinary activities before taxation

    Loss on ordinary activities before taxation is stated after charging:

	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Depreciation
- owned tangible fixed assets	3,444	551
- assets held under finance leases and hire purchase contracts	15,678	—
Auditors' remuneration in respect of audit fees	2,000	1,000
Research and development—current year expenditure	763,286	129,092
Operating lease rentals
- plant and machinery	17,924	8,766
- other	117,645	20,748

6 Staff costs

    Particulars of employees (including executive directors) are as shown below:

	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Employee costs during the year amounted to:
Wages and salaries	252,290	153,692
Social security costs	23,852	6,540
Other pension costs	5,833	—

	281,975	160,232

    The average monthly number of persons employed by the Company (including executive directors) was as follows:

	Year to December 31, 2000 Number	Period to December 31, 1999 (Note 21) Number
Research and development	3	3
Administrative	2	1

	5	4

    Directors' remuneration:

    Remuneration in respect of the directors of the Company was as follows:

	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Emoluments	156,931	97,010

7 Tax on loss on ordinary activities

	Year to December 31, 2000 £	Period to December 31, 1999 (Note 21) £
Corporation tax adjustment in respect of prior years	8,000	—

8 Tangible fixed assets

    The movement in the year ended December 31, 2000 was as follows:

Plant and machinery £
Cost
At January 1, 2000	5,656
Additions	281,097

At December 31, 2000	286,753

Depreciation
At January 1, 2000	551
Charge for year	19,122

At December 31, 2000	19,673

Net book value
At December 31, 1999	5,105

At December 31, 2000	267,080

    Tangible fixed assets include an amount of £260,889 net book value (1999: £nil) in respect of assets held under finance leases.

9 Debtors

	December 31, 2000 £	December 31, 1999 £
VAT	32,953	2,785
Prepayments and accrued income	38,420	42,553

	71,373	45,338

10 Creditors: Amounts falling due within one year

	December 31, 2000 £	December 31, 1999 £
Obligations under finance leases and hire purchase contracts	70,425	—
Bank loans and overdrafts	63,542	—
Taxation and social security	19,788	3,845
Other creditors	46,441	115,991
Accruals	192,266	16,549

	392,462	136,385

11 Creditors: Amounts falling due after more than one year

	December 31, 2000 £	December 31, 1999 £
Obligations under finance leases and hire purchase contracts	193,051	—

12 Called-up share capital

	December 31, 2000 £	December 31, 1999 £
Authorised
600,000 (1999—600,000) ordinary shares of 1p each	6,000	6,000
400,000 (1999—400,000) A ordinary shares of 1p each	4,000	4,000
1,250,000 (1999 — nil) B ordinary shares of 1p each	12,500	—

	22,500	10,000

Allotted, called-up and fully paid
375,000 (1999—375,000) ordinary shares of 1p each	3,750	3,750
250,000 (1999—250,000) A ordinary shares of 1p each	2,500	2,500
215,518 (1999 — nil) B ordinary shares of 1p each	2,155	—

	8,405	6,250

    On March 31, 2000 the Company issued 215,518 B ordinary shares of 1p each for a cash consideration of £1,000,003.

13 Reserves

	Share premium account £	Profit and loss account £	Total £
At January 1, 2000	247,500	(210,309)	37,191
Retained loss for the year	—	(1,018,609)	(1,018,609)
Premium on issue of shares	997,848	—	997,848

At December 31, 2000	1,245,348	(1,228,918)	16,430

14 Reconciliation of movements in shareholders' funds

	2000 £	1999 £
Loss for financial period	(1,018,609)	(210,309)
New shares issued	1,000,003	253,750

Net (reduction in) addition to shareholders' funds	(18,606)	43,441
Opening shareholders' funds	43,441	—

Closing shareholders' funds	24,835	43,441

15 Reconciliation of operating loss to operating cash flows

	Year ended December 31, 2000 £	Period ended December 31, 1999 £
Operating loss	(1,029,190)	(211,735)
Depreciation charges	19,122	551
Loss on disposal of fixed assets	—	3,026
(Increase) in debtors	(26,035)	(45,338)
Increase in creditors	114,110	136,385

Net cash outflow from operating activities	(921,993)	(117,111)

16 Analysis of cash flows

	Year ended December 31, 2000 £	Period ended December 31, 1999 £
Returns on investment and servicing of finance
Interest received	26,470	1,426
Interest paid	(7,889)	—

Net cash inflow	18,581	1,426

Capital expenditure and financial investment

Purchase of tangible fixed assets	(4,530)	(8,682)

Financing
Issue of ordinary share capital	1,000,003	253,750
Capital element of finance lease repayments	(13,091)	—

	986,912	253,750

17 Analysis of net funds (debt)

	At January 1, 2000	Cash flow	Non-cash changes	At December 31, 2000
Cash at bank, in hand	129,383	142,512	271,895
Overdrafts	—	(63,542)		(63,542)

		78,970
Finance leases	—	13,091	(276,567)	(263,476)

Net funds (debt)	129,383	92,061	(276,567)	(55,123)

18 Lease commitments

    The Company has a commitment under an agreement with Medical Research Council Technology, for the provision of laboratory and office facilities and laboratory equipment. This agreement is cancellable by giving three months' notice. The annual commitment under this agreement is £120,226 (1999—£120,226), split between £105,402 (1999—£105,402) for premises costs and £14,284 (1999—£14,284) for equipment.

19 Subsequent events

    On January 10, 2001, 204,742 £0.01 B ordinary shares were issued for a cash consideration of £950,002. On May 11, 2001, 15,000 options were granted to each of Dr T Brears and Dr Y Choo under the Gendaq Ltd 2001 Enterprise Management Incentive Share Option Plan. On July 4, 2001 the Company issued 818,968 B ordinary shares of £0.01 each at a price of £4.64 per share, raising £3.8 million. On July 4, 2001 the whole of the issued share capital of Gendaq Limited was acquired by Sangamo BioSciences Inc.

20 Related parties

    During the year the Company contracted for services with Medical Research Council Technology on an arm's length basis to rent office and laboratory space, laboratory equipment, material and for the secondment of two staff. £117,645 (1999—£20,747) was levied for rental, £17,924 (1999—£8,766) for equipment hire, £82,078 (1999—£15,278) for materials, £91,861 (1999—£20,751) for staff and £35,538 (1999—£1,033) for other services. The Medical Research Council is a shareholder in the Company.

21 Accounting period

    The Company was incorporated on April 21, 1999. The first accounting period was from April 21, 1999 to December 31, 1999.

22 Summary of significant differences between UK GAAP followed by the Company and US GAAP

    The Company's accounts have been prepared under UK GAAP, which differ in certain respects from US GAAP. The principal differences between the Company's accounting policies and disclosures under UK GAAP and US GAAP are set out below:

Reconciliation of net loss from UK GAAP to US GAAP

	Year ended December 31, 2000 £	Period ended December 31, 1999 £
Net loss as reported under UK GAAP	(1,029,190)	(211,735)
Adjustments for:
Compensation costs for stock options issued to non-employees (a)	(18,550)	—

Net loss as reported under US GAAP	(1,047,740)	(211,735)

(a) Accounting for equity instruments issued to third party for services supplied

    Gendaq has granted stock options, in the year to December 31, 2000 to third parties in exchange for services. Under UK GAAP, there is no accounting for these grants. Under US GAAP, Emerging Issues Task Force (EITF) 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", Gendaq is required to fair value the share options granted, and recognise this as a charge against earnings. The share options were granted unconditionally to third parties for services supplied; accordingly the expense is measured and recorded at the date of grant. During January 2000, 10,000 share options were granted to two non-employees, who were members of the Company's Scientific Advisory Board in respect of services performed in that capacity in the financial years ended December 31, 2000, 2001, 2002 and 2003. In May 2001 a further 4,000 share options were granted to another member of the Company's Scientific Advisory Board in consideration for his services for the period ended December 31, 2000 and the years ended December 31, 2001, 2002 and 2003. As a consequence, under US GAAP Gendaq has recorded a charge in relation to this item, with an offsetting entry to "Other reserves", so that overall Shareholders' Equity remains unchanged.

(b) Taxation

    Under UK GAAP, deferred taxation is recorded using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Net deferred tax assets are not recognised unless their recovery is assured beyond reasonable doubt.

    Under US GAAP, deferred tax is recognised in full in respect of temporary differences between the reported carrying amount of an asset or liability and its corresponding tax basis. Deferred tax assets are also recognised in full subject to a valuation allowance to reduce the amount of such assets to that which is more likely than not to be realised. As at December 31, 2000 and 1999, Gendaq has approximately £700,000 and £200,000 respectively of cumulative tax losses. These losses are treated as a deferred tax asset for accounting purposes. UK GAAP provides that a deferred tax asset should only be recognised where it is probable that the asset will crystallise. US GAAP provides that a tax asset should only be recognised to the extent that it is more likely than not to be realised. In accordance with both UK GAAP and US GAAP, no asset has been recognised in respect of these tax losses due to the uncertainty as to whether these losses can be offset against future profits. No tax effect has been recognised in the reconciliation of net loss from UK GAAP to US GAAP in respect of the differences arising in respect of those items, as the timing differences arising are offset in full by the unrecognised tax losses carried forward.

(c) Cash flow statement prepared under US GAAP

	Period ended December 31,
	2000 £	1999 £
Net cash used in operating activities	(903,412)	(115,685)
Net cash used in investing activities	(4,530)	(8,682)
Net cash provided by financing activities	1,050,454	253,750

Increase in cash and cash equivalents	142,512	129,383

Beginning cash and cash equivalents	129,383	—

Ending cash and cash equivalents	271,895	129,383

    The principal difference between the cash flow prepared under UK GAAP to that prepared under US GAAP is the treatment of bank overdrafts. Changes in overdrafts are included within cash equivalents under UK GAAP and would be considered a financing activity under SFAS 95.

(d) Recently issued accounting pronouncements

    In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires companies to record derivative financial instruments on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the value of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. In June 1999, the FASB issues SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statements No. 133" which amended SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (or October 1, 2000 for our statement of operations). In the opinion of management, this statement is not expected to have a material impact on the financial condition or results of operations since the Company has not entered into any significant derivative instructions.

    In June 2001, the Financial Accounting Standards Board authorised the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognised if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognised under SFAS No. 141 than its predecessor, APB Opinion No. 16, although in some instances previously recognised intangibles will be subsumed into goodwill.

    Under SFAS No. 142, goodwill will no longer be amortised on a straight-line basis over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortised; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortised. Instead they will be carried at the lower of cost or market value and tested for impairment at least annually. All other recognised intangible assets will continue to be amortised over their estimated useful lives. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortised. The adoption of SFAS No. 141 and No. 142 would not have any material impact upon the Company's results.

Gendaq Ltd. Unaudited Statements

Unaudited Balance Sheet for the six months ended June 30, 2001 and
Audited Balance Sheet for the year ended December 31, 2000

	June 30, 2001 £	December 31, 2000 £
Fixed assets
Tangible assets	294,005	267,080

Current assets
Debtors	93,313	71,373
Cash at bank and in hand	111,940	271,895

	205,253	343,268
Creditors: Amounts falling due within one year	(432,781)	(392,462)

Net current (liabilities) assets	(227,528)	(49,194)

Total assets less current liabilities	66,477	217,886
Creditors: Amounts falling due after more than one year	(222,600)	(193,051)

Net assets	(156,123)	24,835

Capital and reserves
Called-up share capital	10,453	8,405
Share premium account	2,193,304	1,245,348
Profit and loss account	(2,359,880)	(1,228,918)

Shareholders' funds—all equity	(156,123)	24,835

Unaudited Profit and Loss Statements for the periods ended
June 30, 2001 and 2000

	Three months to June 30, 2001 £	Six months to June 30, 2001 £	Three months to June 30, 2000 £	Six months to June 30, 2000 £
Turnover	63,566	108,030	—	—
Operating expenses—Admin	(182,721)	(223,228)	(64,452)	(139,299)
Operating expenses—Research & Development	(515,460)	(1,028,917)	(118,000)	(239,999)

Operating loss	(634,615)	(1,144,115)	(182,452)	(379,298)
Finance charges (net)	7,360	13,153	11,106	11,886

Loss on ordinary activities before taxation	(627,255)	(1,130,962)	(171,346)	(367,412)
Tax on loss on ordinary activities	—	—	—	—

Loss on ordinary activities after taxation, being retained loss for the period	(627,255)	(1,130,962)	(171,346)	(367,412)

Unaudited Cash Flow Statements for the periods
ended June 30, 2001 and 2000

	June 30,
	2001 £	2000 £
Net loss	(1,130,962)	(367,412)
Adjustments to reconcile net loss to net cash used in Operating activities
Depreciation and amortization	48,927	962
Changes in assets and liabilities
Net Movement in creditors increase/(decrease)	174,285	12,292
Net Movement in debtors (increase)/decrease	(21,940)	35,600

Net cash used in operating activities	(929,690)	(318,558)
Purchases of fixed assets	(75,852)	(669)
Proceeds from disposition of fixed assets	—	—

Net cash used in investing activities	(75,852)	(669)
Principle payments under capital leases	(40,875)
Payments on bank loans/Overdrafts	(17,040)	—
Proceeds from issuance of common shares	950,004	1,000,003

Net cash provided by financing activities	892,089	1,000,003

(Decrease) increase in cash and cash equivalents	(113,453)	680,776

Beginning cash and cash equivalents	271,895	129,383

Ending cash and cash equivalents	158,442	810,159

Notes:

    Under UK GAAP the Company is not required to produce a cash flow statement in its financial statements under the provisions of Financial Reporting Standard No. 1 (revised) "cash flow statements" because it is entitled to the exemptions available under sections 246 and 249 of the Companies Act 1985 for small companies when filing financial statements with the Registrar of Companies.

    A statement of cash flows under US GAAP has been prepared in accordance with SFAS 95 "Statement of Cash Flows". The requirements are substantially the same as UK GAAP but differ with regards to the classification of certain items within the statements and the definition of cash and cash equivalents.

Notes to Unaudited Financial Staements

1.  ACCOUNTING POLICIES

    The profit and loss account and balance sheet for the periods ended June 30, 2001 and 2000 have been prepared on a basis consistent with the accounting policies disclosed in the audited financial statements of Gendaq Limited for the year ended December 31, 2000 and the period ended December 31, 1999.

2.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The financial statements have been prepared in accordance with United Kingdom generally accepted accounting principles (UK GAAP), which differ, in certain significant respects from generally accepted accounting principles in the United States of America (US GAAP). Differences between UK GAAP and US GAAP, including presentation differences that are applicable to the Company, as set out in the financial statements for the year ended December 31, 2000 and the period ended December 31, 1999, are described below.

Effects on net earnings of differences between US and UK GAAP:

	Period to June 30, 2001 £	Period to June 30, 2000 £
Net loss as reported for period under UK GAAP	(1,130,962)	(367,412)
Adjustments for:
Compensation costs for stock options issued to non-employees	(9,275)	(9,275)

Net loss as reported under US GAAP	(1,140,237)	(376,687)

3.  SUBSEQUENT EVENTS:

    On July 4, 2001, as part of the acquisition agreement with Sangamo BioSciences, Inc. an acceleration of the agreed Financing Arrangement of the investors of Gendaq Limited took place; 818,968 £0.01 B ordinary shares were issued for a cash consideration of £3,800,011.50 prior to completion of the acquisition.

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANICAL INFORMATION

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Sangamo BioSciences, Inc. ("Sangamo") of the entire issued share capital of Gendaq Limited ("Gendaq").

    The unaudited pro forma condensed combined financial information including the accompanying notes, have been derived from the historical financial statements of Sangamo, are based on and qualified in their entirety by reference to, and should be read in conjunction with, the reported audited financial statements and the accompanying notes of Sangamo and Gendaq.

    The unaudited pro forma condensed combined balance sheet as of June 30, 2001, has been prepared assuming the acquisition had been consummated as of that date. Such balance sheet is adjusted by cash of $5.4 million received by Gendaq subsequent to June 30, 2001 but prior to the close of the acquisition in exchange for 818,968 shares of capital stock. The unaudited pro forma condensed combined statements of operations has been prepared for the year ended December 31, 2000 and the six months ended June 30, 2001, including the amortization of goodwill and other intangible assets, giving effect to the acquisition as though it had occurred as of January 1, 2000. The amortization of goodwill was required by accounting standards in effect for the pro forma periods presented. Recently issued accounting standards will result in no amortization of goodwill, but will require periodic review of the carrying value of goodwill for impairment (see Notes to Unaudited Pro Forma Condensed Combined Financial Information).

    The acquisition of Gendaq has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based on fair values at the date of acquisition. The allocation of the aggregate purchase price for the acquisition, together with the liabilities assumed pursuant thereto, to the net assets acquired has been based on management's preliminary estimate and is subject to adjustment based on the completion of an independent valuation. Adjustments to asset values and liabilities in the final allocation may differ from these estimates, which could impact future earnings.

    Sangamo's historical condensed financial information included in these pro forma financial statements is derived from its June 30, 2001 unaudited financial statements included in its Form 10-Q for the same period, and from its December 31, 2000 audited financial statements included in its most recent Form 10-K. Gendaq's financial information included in these pro forma financial statements is derived from its six months ended June 30, 2001 unaudited financial statements, and from its December 31, 2000 audited financial statements. The historical financial information of Gendaq was expressed in British Pounds and prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). There were no significant differences in accounting treatment in the Gendaq financial information between UK GAAP and those accounting principles generally accepted in the United States ("US GAAP"). The Gendaq financial information has been translated into Dollars using the exchange rate of $1.42 to £1.00 which equals the exchange rate on June 30, 2001. This materially approximated the exchange rate for the periods presented.

    The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial positions that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies and should not be construed as representative of these amounts for any future dates or periods.

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2001
(in thousands)

	SANGAMO HISTORICAL	GENDAQ HISTORICAL	GENDAQ FINANCING ADJUSTMENTS(I)	GENDAQ ADJUSTED	PRO FORMA ADJUSTMENTS		PRO FORMA
ASSETS:
Current assets:
Cash and cash equivalents	$15,162	$158	$5,378	$5,536	$—		$20,698
Marketable securities	44,662	—	—	—	—		44,662
Interest receivable	771	—	—	—	—		771
Accounts receivable	1,385	109	—	109	—		1,494
Prepaid expenses	525	23	—	23	—		548

Total current assets	62,505	290	5,378	5,668	—		68,173
Property, plant and equipment, net	2,697	417	—	417	—		3,114
Goodwill	—	—	—	—	14,603	(C)	14,603
Other assets	298	—	—	—	3,360	(B)	3,658

Total assets	$65,500	$707	$5,378	$6,085	$17,963		$89,548

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$185	$601	$—	$601	$400	(D)	$1,186
Accrued compensation and employee benefits	220	—	—	—	—		220
Deferred revenue	725	11	—	11	—		736

Total current liabilities	1,130	612	—	612	400		2,142
Other long-term liabilities	—	315	—	315	—		315
Stockholders' equity:
Common stock	90,301	3,120	5,378	8,498	(8,498)	(A)	126,849
					35,783	(E)
					765	(H)
Note receivable from stockholder	(443)	—	—	—	—		(443)
Deferred compensation	(3,439)	—	—	—	(765)	(H)	(4,204)
Accumulated other comprehensive loss	282	—	—	—	—		282
					(13,062)	(F)	(13,062)
Accumulated deficit	(22,331)	(3,340)	—	(3,340)	3,340	(A)	(22,331)

Total stockholders' equity	64,370	(220)	5,378	5,158	17,563		87,091

Total liabilities and stockholders' equity	$65,500	$707	$5,378	$6,085	$17,963		$89,548

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands, except per share amounts)

	SANGAMO HISTORICAL	GENDAQ HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA
Revenue:
Government research grants	$688	$20	$—		$708
Contract research revenue	2,745	—	—		2,745

Total Revenues	3,433	20	—		3,453
Operating costs and expenses:
Research and development	8,462	1,080	—		9,542
General and administrative	2,602	397	1,940	(G)	4,939
Stock-based compensation expense	4,852	—	226	(H)	5,078

Total operating expenses	15,916	1,477	2,166		19,559

Loss from operations	(12,483)	(1,457)	(2,166)		(16,106)
Interest income, net	3,417	26	—		3,443

Net loss	$(9,066)	$(1,431)	$(2,166)		$(12,663)

Basic and diluted net loss per share	$(0.52)				$(0.65)

Weighted average number of shares	17,383				19,508

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2001
(in thousands, except per share amounts)

	SANGAMO HISTORICAL	GENDAQ HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA
Revenue:
Government research grants	$26	$153	$—		$179
Contract research revenue	1,956	—	—		1,956

Total Revenues	1,982	153	—		2,135
Operating costs and expenses:
Research and development	5,258	1,456	—		6,714
General and administrative	1,498	316	970	(G)	2,784
Stock-based compensation expense	1,503	—	113	(H)	1,616

Total operating expenses	8,259	1,772	1,083		11,114

Loss from operations	(6,277)	(1,619)	(1,083)		(8,979)
Interest income, net	1,801	19	—		1,820

Net loss	$(4,476)	$(1,600)	$(1,083)		$(7,159)

Basic and diluted net loss per share	$(0.20)				$(0.30)

Weighted average number of shares	22,120				24,245

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

SANGAMO BIOSCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

    On July 4, 2001, Sangamo BioSciences, Inc. ("Sangamo") completed its acquisition of the outstanding shares of Gendaq Limited ("Gendaq"), an unquoted British company, for stock valued at approximately $35 million in a purchase business combination (the "Agreement").

    Pursuant to the Agreement, Sangamo issued 2,124,638 shares of its common stock in exchange for 100% of the outstanding shares of Gendaq's common stock. Sangamo has also reserved a total of 125,366 shares for all outstanding stock options.

    Sangamo's total cost to acquire Gendaq is estimated to be $36 million based on an average price of $16.41 per share of Sangamo's common stock. The stock price used for the pro forma presentation is based on an average price during the few days before and after May 30, 2001, the day Sangamo and Gendaq announced an agreement under which Sangamo received an option to purchase all of the outstanding stock of Gendaq on agreed terms. The actual book value used to record the transaction may differ from this preliminary estimate.

    The cost to acquire Gendaq has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The allocation of the aggregate purchase price is based on management's preliminary estimate. A formal valuation analysis for purposes of allocating the fair value of purchased assets and liabilities has not been completed. As such, adjustments to asset values and liabilities in the final allocation may differ significantly from these estimates, which could impact future earnings.

    The estimated purchase cost of Gendaq is as follows:

Value of securities issues	$34,865,310
Assumption of Gendaq's common stock options, less intrinsic value of unvested options	916,687
Estimated transaction costs and expenses	400,000

$36,181,997

The preliminary purchase price allocation as of June 30, 2001 is as follows:

	AMOUNT	USEFUL LIFE	ANNUAL AMORTIZATION OF INTANGIBLES
	(IN YEARS)
Net tangible assets of Gendaq	$5,157,159
Intangible assets acquired:
Patents	3,359,623	7	$479,946
In-process research and development	13,061,500	—	—
Goodwill	14,603,715	—	—

Total preliminary purchase price allocation	$36,181,997		$479,946

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, it is assumed that Sangamo will recognize an expense of $13.1 million upon consummation of the transaction. This charge is not reflected in the pro forma results of operations due to its non-recurring nature.

    In July 2001, the FASB issued Statement of Financial Accounting Standards, ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. However, for the purposes of the pro forma financial statements, goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets, has been amortized in conformity with accounting principles existing during the periods presented. Annual amortization based on a ten year useful life is approximately $1,460,000.

DESCRIPTION OF PRO FORMA ADJUSTMENTS RECORDED IN PRO FORMA FINANCIAL INFORMATION

    (A) To eliminate Gendaq's adjusted historical equity accounts.

    (B) To reflect the estimated fair value of identifiable intangible assets (patents) acquired as a result of the acquisition.

    (C) To reflect the goodwill originating from the acquisition.

    (D) To reflect the estimated direct transaction costs recorded as part of the purchase price.

    (E) To reflect the issuance of Sangamo's common stock at fair value to Gendaq and options to replace vested Gendaq stock options.

    (F) To reflect the estimated purchased in-process research and development charge. This charge is excluded from the unaudited pro forma condensed combined statements of operations due to its non-recurring nature.

    (G) To reflect the amortization of goodwill and identifiable intangible assets on a straight-line basis over estimated useful lives of 7-10 years.

    (H) To reflect the recording of deferred compensation charges associated with unvested options exchanged in the purchase offer and the related amortization.

    (I) To reflect the issuance of common stock for gross proceeds of $5.4 million received after June 30, 2001 but prior to the close of the acquisition.

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SANGAMO BIOSCIENCES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2001 (in thousands)
SANGAMO BIOSCIENCES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 (in thousands, except per share amounts)
SANGAMO BIOSCIENCES, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 (in thousands, except per share amounts)
SANGAMO BIOSCIENCES, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION